                               FIRST SUPPLEMENT TO
                       APPENDIX A TO EMPLOYMENT AGREEMENT
                        BETWEEN STEWART ENTERPRISES, INC.
                                       AND
                                KENNETH C. BUDDE

                  BASE SALARY, BONUS COMPENSATION AND BENEFITS

      Appendix A is hereby modified to read in its entirety as follows:

1. Effective November 1, 2001, Employee's title(s) shall be Executive Vice President, President - Corporate Division and Chief Financial Officer, Employee's Base Salary shall be $300,000, and Employee's principal work location shall be the New Orleans, Louisiana metropolitan area.

2. For Fiscal Year 2004 ("FY 2004"), the Employee shall be eligible to receive a maximum Bonus of up to 140% of Base Salary.

      (a) Bonus available for FY 2004 will be determined based on the following reported EPS levels (i.e., that EPS level, rounded to the nearest whole cent, reported in the Company's year-end earnings release, adjusted as appropriate pursuant to 2(b) hereof):

      FY 2004 Diluted Reported EPS      Bonus Potential      Bonus Available
      Equals or exceeds       $.37    20.0% of Base Salary     $   60,000
      Equals or exceeds        .38    32.5% of Base Salary         97,500
      Equals or exceeds        .39    45.0% of Base Salary        135,000
      Equals or exceeds        .40    57.5% of Base Salary        172,500
      Equals or exceeds        .41    70.0% of Base Salary        210,000
      Equals or exceeds        .42    87.5% of Base Salary        262,500
      Equals or exceeds        .43   105.0% of Base Salary        315,000
      Equals or exceeds        .44   122.5% of Base Salary        367,500
      Equals or exceeds        .45   140.0% of Base Salary        420,000

            (1) 75% of the Bonus available will be awarded based on the achievement of the reported EPS level;

            (2) 25% of the Bonus available will be discretionary, based on Qualitative Factors established by the Chief Executive Officer.

      (b) Cumulative effects of changes in accounting methods, stock option charges, separation pay charges and other items approved for exclusion by the Compensation Committee shall be excluded from diluted earnings per share for purposes of this calculation. Diluted earnings per share shall be calculated by the

            Company's Chief Financial Officer and shall be binding on all Employees absent manifest error.

3. The Company shall provide the Employee with the following fringe benefits and perquisites:

      (a) an automobile allowance of $720 per month. In addition, the Company will reimburse the Employee for all gasoline, maintenance, repairs and insurance for Employee's personal car, as if it were a Company-owned vehicle;

      (b) reimbursement for membership dues, including assessments and similar charges, in one or more clubs deemed useful for business purposes in an amount not to exceed $8,000 or such additional amounts as may be approved by the Chief Executive Officer; and

      (c)   first class air travel while on Company business.

                                   Agreed to and accepted:

                                   STEWART ENTERPRISES, INC.


Date: April 21, 2004               By: /s/  JAMES W. MCFARLAND
                                          -------------------------------------
                                              James W. McFarland
                                        Compensation Committee Chairman


                                   EMPLOYEE

Date: April 21, 2004                        /s/KENNETH C. BUDDE
                                   --------------------------------------------
                                               Kenneth C. Budde